Exhibit 3.1

Articles of incorporation of the registrant


Article #1:   The name of the corporation is: Wine Purveyors International, Inc.

Article #2:   The name and address of the Resident Agent is:

                                                     Paracorp Incorporated
                                                     318 N. Carson Ste #208
                                                     Carson City, NV 89701

Article #3: The type of business is to engage in any lawful activity for which a corporation may be duly authorized under the General Corporation Law of Nevada.

Article #4:       The total authorized capitalization of the corporation is:

                                    50 million shares at $.001 par value.

Article #5:       The governing board of the corporation is one director(s).
The number of directors may be changed by the board. The director's name and address is as follows:
                                                    James Price
                                                    318 N. Carson Ste #208
                                                    Carson City, NV 89701

Article #6:       All shares are non-assessable at this time.

Article #7: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

Article #8: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

Article #9:       The corporation shall have perpetual existence.

Article #10:      The name and address of the incorporator is as follows:

                                                 Nancy A. Gaches
                                                 318 N. Carson Ste #208
                                                 Carson City, NV 89701

                                                 Signature: /s/ Nancy A. Gaches


CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Paracorp Incorporated, hereby accept appointment as resident agent for Wine Purveyors International, Inc.

              /s/ Nancy A. Gaches for Paracorp Inc.       Date: January 15, 2003